Exhibit 3.1.14

CERTIFICATE OF INCORPORATION

OF

NCO GROUP INTERNATIONAL, INC.

The undersigned, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation is NCO Group International, Inc. (the “Corporation”).

SECOND: The address of the corporation’s registered office in the State of Delaware is: c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the name of its registered agent at such address is: The Corporation Trust Company in the County of New Castle.

THIRD: The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

FIFTH: The name and mailing address of the incorporator is as follows:

NCO Group, Inc.

507 Prudential Road

Horsham, Pennsylvania 19044

SIXTH: Subject to the provisions of the General Corporation Law of the State of Delaware, the number of Directors of the Corporation shall be determined as provided by the By-Laws.

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, except as specifically stated therein.

EIGHTH: Except as otherwise required by the laws of the State of Delaware, the stockholders and directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors. Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders except for (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (or any successor provision of Delaware law), or (iv) any transaction from which the director derived any improper personal benefit; and the directors of the Corporation shall be entitled, to the full extent permitted by Delaware law, as amended from time to time, to the benefits of provisions limiting the personal liability of directors.

ELEVENTH: The Corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, or any successor provision of Delaware law.

The undersigned, being the incorporator named below, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate and does hereby declare and certify that it is his act and deed and the facts stated herein are true, and accordingly does hereunto execute this certificate of incorporation on this 7th day of January, 2005.

NCO Group, Inc.

By:	/s/ Steven L. Winokur
Name:	Steven L. Winokur
Title:	CFO, EVP of Finance and Treasurer

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR REGISTERED OFFICE

OF

NCO GROUP INTERNATIONAL, INC.

(Pursuant to Section 133 of the Delaware General Corporation Law)

FIRST: The Board of Directors of NCO Group International, Inc., a Delaware Corporation, on this 26th day of May, 2005, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is changed to 1201 Market Street, Suite 800, Wilmington, Delaware 19801 County of New Castle.

SECOND: The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served is hereby changed to NCO Funding, Inc.

THIRD: The Corporation does hereby certify that the foregoing is a true copy of the resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 26th day of May, 2005.

By:	/s/ Gail Susan Ball
Name:	Gail Ball
Title:	Vice President and Treasurer